EXHIBIT 23.3

                                     CONSENT


We have issued our report dated March 9, 2001, accompanying the consolidated financial statements of CirTran Corporation and Subsidiary included in the Annual Report on Form 10-KSB for the years ended December 31, 2000 and 1999 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



                                             /s/ GRANT THORNTON LLP



Salt Lake City, Utah
July 26, 2001